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                                                                EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-04287) of our report dated January 29, 1997, on our audits of the financial statements and financial statement Schedule of CardioGenesis Corporation as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 which report is included in this Annual Report on Form 10-K.

                                                COOPERS & LYBRAND L.L.P.

San Jose, California
March 26, 1997

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